UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 22, 2020

ACCEL ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38136	98-1350261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 Tower Drive
Burr Ridge ,	Illinois	60527
(Address of principal executive offices)	(Zip Code)

(630) 972-2235
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A-1 common stock, par value $0.0001 per share	ACEL	New York Stock Exchange
Warrants, each whole Warrant exercisable for one share of Class A-1 common stock at an exercise price of $11.50 per share	ACEL-WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 22, 2020, the Board of Directors (the “Board”) of Accel Entertainment, Inc. (the “Company”) increased the size of the Board from seven to eight directors and filled the newly created vacancy by appointing Dee Robinson as a Class I director and as a member of the Compliance Committee (the “Compliance Committee”) and the Nominating and Governance Committee (the “Nominating and Governance Committee”) of the Board, in each case, effective June 22, 2020. Ms. Robinson was appointed to the Board, Compliance Committee and Nominating and Governance Committee upon the recommendation of the Nominating and Governance Committee, and her appointment was approved by the entire Board other than Mr. Andrew Rubenstein who abstained from the vote. Ms. Robinson will serve until the Company’s 2023 annual meeting of stockholders, which is the next stockholder meeting at which Class I directors will be elected and until Ms. Robinson’s successor shall have been duly elected and qualified, or until Ms. Robinson’s earlier death, resignation, disqualification or removal.
There is no arrangement or understanding between Ms. Robinson and the Company or any other person pursuant to which she was selected as a director. There are also no family relationships between Ms. Robinson and any director or executive officer of the Company, and Ms. Robinson does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with her appointment to the Board, and in accordance with the Company’s practice of providing compensation to its non-employee directors, Ms. Robinson will receive, in respect of her service on the Board for the remainder of calendar year 2020, cash fees in an aggregate amount of (i) $30,000 for serving on the Board, (ii) $2,500 for serving on the Compliance Committee and (iii) $2,500 for serving on the Nominating and Governance Committee. In connection with her appointment as a director, Ms. Robinson will also receive an initial restricted stock unit grant under the Accel Entertainment, Inc. Long Term Incentive Plan with an aggregate value equal to $50,000, subject to a vesting period ending on December 31, 2020 and subject to her continued service to the Company through such date. Ms. Robinson will have an opportunity to elect to receive her cash fees in the form of restricted stock units.
In addition, the Company intends to enter into a standard form of indemnity agreement with Ms. Robinson, a copy of which was filed with the Securities and Exchange Commission as Exhibit 10.5 to the Company’s Current Report on Form 8-K (File No. 333-236501) dated November 20, 2019 and incorporated by reference herein.
A copy of the Company’s press release announcing the appointment of Ms. Robinson to the Board is being furnished as Exhibit 99.1 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

99.1 *	Press Release, dated June 22, 2020

*    Filed herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCEL ENTERTAINMENT, INC.

Date: June 24, 2020	By:	/s/ Derek Harmer
Derek Harmer
General Counsel and Chief Compliance Officer

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